Exhibit 10.15

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT dated as of April 28, 2006 (the “Agreement”) by and among MSO Holdings, Inc., a corporation duly organized and existing under the laws of the state of Delaware having its principal place of business at 2333 Waukegan Road, Suite 150, Bannockburn, Illinois 60015, (hereinafter referred to as (“MSO”); Commonwealth Associates, L.P., 830 Third Avenue, 8th Floor, (51st and 50th Cross Streets), New York, NY 10022, as representative of the holders of the Notes issued by MSO to such holders (the “Noteholders”) pursuant to that certain Securities Purchase Agreement dated as of even date herewith among MSO and such Noteholders (hereinafter referred to as (“Representative”); and Union Bank of California, N.A , a national banking association with a corporate trust office located at 120 S. San Pedro Street, 4th Floor, Los Angeles, CA 90012 acting as escrow agent (hereinafter referred to as Escrow Agent).

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

        Section 1.  Appointment of Escrow Agent.  MSO and Representative hereby appoint Escrow Agent to act as escrow agent in accordance with the terms and conditions set forth herein, and Escrow Agent hereby accepts such appointment.

        Section 2.  Establishment of Escrow Account.  Escrow Agent shall open and maintain an account on the terms and conditions set forth herein (the “Escrow Account”).

        Wire transfer instructions for sending the Escrow Funds, as hereinafter defined, to Escrow Agent are as follows:

Union Bank of California, N.A. ABA #122000496 Monterey Park, CA 91755 Acct #: 37130196431 Acct. Name: TRUSDG For Further Credit To: 6711783200 Attn: Lorraine McIntire

        Section 3.  Deposits into the Escrow Account.  Simultaneously with the execution and delivery of this Agreement, the Noteholders will make a deposit with Escrow Agent in the sum of $2,076,994.01 in immediately available funds (the “Escrow Funds”), which Escrow Funds shall be held by Escrow Agent under the terms and conditions hereinafter set forth. The Escrow Funds, plus all interest, dividends and other distributions and payments thereon received by Escrow Agent from time to time, less any property distributed and/or disbursed in accordance with this Escrow Agreement, from time to time are collectively referred to hereinafter as (the “Escrow Property”). Escrow Agent shall have no duty to solicit the Escrow Property.

        Section 4.  (a) Investment of the Escrow Property.  As soon as practicable after the receipt thereof, Escrow Agent shall cause the Escrow Property to be invested in such Permitted Investments as defined below as Representative may specify in writing from time to time. During the term of this Agreement, Representative shall bear and retain the sole responsibility for the selection of the investments of the Escrow Property and all risks from any such investments. If Escrow Agent does not receive written instructions from an Authorized Person of Representative requesting that the Escrow Funds be invested in a specific Permitted Investments, Escrow Agent shall so invest the Escrow Property in an interest bearing deposit account of the Escrow Agent such as Union Bank of California’s Money Market Account Trust Unlimited.

(b) Permitted Investments shall be one or more of the following:

(1)	Money Market or Mutual Funds registered under the Investment Act of 1940*(1) and the parties acknowledge that the Escrow Agent may render administrative services and receive additional fees from the administrator or distributor of said Fund;

(2)	commercial paper (having original maturities of not more than 270 days) of any corporation which on the date of acquisition has been rated by any nationally recognized statistical rating organization in its highest short-term unsecured debt rating category available; or

(3)	direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States.

        Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with Escrow Agent after 11:00 a.m. (P.S.T.) on the day of deposit. Instructions received after 11:00 a.m. (P.S.T.) will be treated as if received on the following business day. Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and losses incurred on such investment and reinvestment of the Escrow Property shall be reflected in the value of the Escrow Property from time to time. Any such interest or other income shall be distributed by the Escrow Agent in accordance with each Distribution Instruction received by Escrow Agent in accordance with Section 5 hereof. Notwithstanding the foregoing, Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 5 hereof. In no event shall Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder.

    1   The Company hereby acknowledges that it has received and read the Prospectus for the selected investment of the Escrow Property and understands that investments in the Money Market or Mutual Fund are not insured by the Federal Deposit Insurance Corporation and are not obligations of or guaranteed by the Escrow Agent.

        Section 5.  Distribution of the Escrow Property.  Escrow Agent shall hold the Escrow Property in its possession and disburse the Escrow Property or any specified portion thereof only upon receipt of and in accordance with written instructions duly executed by an Authorized Person of each of MSO and Representative (each, a “Disbursement Instruction”).

        Escrow Agent shall and is hereby authorized to withdraw and pay all or any portion of the Escrow Property as specified in such Disbursement Instruction. Escrow Agent may act upon the facsimile transmission of such Disbursement Instruction and rely upon the fax signature(s) of an Authorized Person regardless of by whom or by what means the actual or purported facsimile signature(s) thereon may have been affixed thereto if such facsimile signature(s) resemble the facsimile specimen on Schedule I attached hereto or as provided to the Escrow Agent from time to time. Escrow Agent shall incur no liability to (Representative) or (MSO) or otherwise for having acted in accordance with instructions on which it is authorized to rely pursuant to the provisions hereof;

        All payments of the Escrow Property requested pursuant to a Disbursement Instruction will be effected by wire transfer in immediately available funds in accordance with the wire instructions set forth in the Disbursement Instruction.

        Section 6.  Compensation of Escrow Agent.  Escrow Agent shall be entitled to receive payment from MSO for fees, costs and expenses for all services rendered by it hereunder in accordance with Schedule II to this Agreement. MSO shall reimburse Escrow Agent on demand for all losses, liabilities, damages, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisor and agent fees and disbursements. At all times, Escrow Agent will have a right of set off and first lien upon the Escrow Account for payment of customary fees, costs and expenses and all such losses, liabilities, damages or expenses from time to time. Such fees, costs and expenses shall be paid from the Escrow Property to the extent not otherwise paid hereunder and Escrow Agent may sell, convey or otherwise dispose of any Escrow Property for such purpose. The obligations contained in this Section 6 shall survive the termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

        Section 7.  Resignation of Escrow Agent.  Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice thirty (30) calendar days prior to such resignation to MSO and Representative as provided in this Section. MSO and Representative may remove Escrow Agent at any time by giving written notice signed by an Authorized Person from each Party at least (30) calendar days prior to such removal to Escrow Agent. Together with or following such notice, a successor Escrow Agent shall be appointed by MSO and Representative, who shall provide written notice of such to the resigning Escrow Agent. Such successor Escrow Agent shall become Escrow Agent hereunder, and all Escrow Property shall be transferred to it upon the resignation or removal date specified in such notice. If Representative is unwilling to appoint a successor Escrow Agent from a nationally recognized banking institution within thirty (30) days after such notice, Escrow Agent may, in its sole discretion, deliver the Escrow Property to MSO at the address provided herein or may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including but not limited to its attorney fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by MSO. On the resignation/removal date in accordance with customary arrangements and receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver and/or disburse the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent. Upon its resignation and delivery and/or disbursement of the Escrow Property in its entirety as set forth in this Section 7, Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

        Section 8.  Indemnification of Escrow Agent.  MSO and Representative jointly and severally agree to indemnify and hold Escrow Agent harmless with respect to any acts Escrow Agent takes in accordance with the terms and conditions of this Agreement. MSO and Representative jointly and severally agree to indemnify and hold Escrow Agent harmless against any and all liabilities, losses, claims, damages or expenses, including reasonable attorney’s fees, that Escrow Agent may incur by reason of or based upon its actions under this Agreement other than as a result of the gross negligence or willful misconduct of Escrow Agent.

        Section 9.  Rights, Duties and Immunities of Escrow Agent.  Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of Escrow Agent.

               (a)     The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Agreement and no duties, responsibilities, or obligations shall be inferred or implied. Escrow Agent shall not be liable except for the performance of such duties and obligations as are expressly and specifically set out in this Agreement. Escrow Agent shall not be liable for the accuracy of any calculations or the sufficiency of any funds for any purpose.

               (b)     Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

               (c)     Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any other agreements or arrangements between MSO and Representative.

               (d)     Escrow Agent shall not have any responsibility to determine the authenticity or validity of any notice, direction, instruction, instrument, document or other items delivered to it by any party, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such notice, direction, instruction, instrument, document, or other items delivered to it by such party or parties. Escrow Agent is authorized to comply with and rely upon any notice, direction, instruction or other communication believed by it to have been sent or given by (Representative) and/or (MSO) and shall be fully protected in acting in accordance with such written direction or instructions given to it under, or pursuant to, this Agreement.

               (e)     Escrow Agent is not a party to, and is not bound by, or required to comply with any agreement or other document out of which this Agreement may arise. Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of MSO, Representative or any maker, guarantor, endorser or other signatory of any document or any other third party to perform, such party’s obligations under any such document. Except for amendments to this Agreement referred to herein, and except for notifications or instructions to Escrow Agent under this Agreement, Escrow Agent shall not be obliged to recognize or be chargeable with knowledge of any of the terms or conditions of any agreement between MSO and Representative, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

               (f)     Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced in writing and delivered to Escrow Agent signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior written consent thereto. No person, firm or corporation will be recognized by Escrow Agent as a successor or assignee of MSO or Representative until there shall be presented to Escrow Agent evidence satisfactory to it of such succession or assignment. This Agreement shall not be deemed to create a fiduciary relationship among the parties hereto under state or federal law.

               (g)     If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other from of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or any other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

               (h)     Escrow Agent shall not be liable for any action taken or omitted or for any loss or damage resulting from its actions or its performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from MSO and/or Representative, or any entity acting on behalf of either, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of loss.

               (i)     In the event of any ambiguity or uncertainty hereunder or in any notice or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by MSO and Representative which eliminates such ambiguity or uncertainty.

               (j)     Escrow Agent may consult with legal counsel of its own choosing, at the expense of MSO and Representative, jointly and severally, as to any matter relating to this Escrow Agreement and the Escrow Agent shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

               (k)     In the event of any dispute or conflicting claim with respect to the payment, ownership or right of possession of the Escrow Account or the Escrow Property, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions. Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its own gross negligence or willful misconduct, all or any part of the Escrow Property until such dispute shall have been settled either by mutual agreement of the parties concerned or by final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America (as notified to the Escrow Agent in writing by the parties to the dispute or their authorized representatives and setting forth the resolution of the dispute. Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings. The rights of Escrow Agent under this paragraph are in addition to all other rights which it may have by law or otherwise including, without limitation, the right to file an action in interpleader.

               (l)     Escrow Agent shall not incur liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank or telex or other wire or communication facility).

               (m)     Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to Escrow Agent’s usual collection practices and terms regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be required, or have any duty to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

               (n)     When Escrow Agent acts on any instruction, communication, (including, but not limited to, communication with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, Escrow Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party involved or is not in the form the party involved sent or intended to send (whether due to fraud, distortion or otherwise).

Section 10.  Notices.  All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall become effective when delivered to the addresses noted below or such other address as may be substituted therefor by written notification to Escrow Agent, MSO and Representative. Notices to Escrow Agent shall be deemed to be given when actually received by Escrow Agent’s Corporate Trust Department.

If to MSO:	MSO Holdings, Inc. 2333 Waukegan Road, Suite 175 Bannockburn, Illinois 60015 Attn: Tom Mason, Chief Financial Officer

With a copy to:	Foley & Lardner LLP 402 W. Broadway, 23rd Floor San Diego, California 92101 Attn: Adam Lenain, Esq.

If to Representative:	Commonwealth Associates, L.P. 830 Third Avenue, 8th Floor (51st and 50th Cross Streets) New York, NY 10022 Attn: Carl Kleidman, Esq.

With a copy to:	Miller, Canfield, Paddock and Stone, P.L.C. 101 North Main Street, 7th Floor Ann Arbor, Michigan 48104 Attn: David N. Parsigian, Esq.

If to Escrow Agent:	Union Bank of California, N.A. 120 S. San Pedro Street, Suite 400 Los Angeles, CA 90012 Attn: Corporate Trust Dept. Facsimile: (213) 972-5694

        Section 11.  Termination.  This Agreement shall terminate when all the Escrow Property has been disbursed or returned pursuant to Section 5 or Section 7 of this Agreement.

        Section 12.  Continuing Obligations.  The obligations under Sections 6, 8 and 10 hereof shall survive the resignation or removal of Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

        Section 13.  Inconsistent Provisions.  MSO and Representative agree that to the extent that the provisions of any other agreement relating to the Escrow Property are inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

        Section 14.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        Section 15.  Counterparts.  This Agreement may be executed in any number of counterparts (including by fax), each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

        Section 16.  Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

        Section 17.  Authorized Person.  Each of MSO and Representative hereby identify to Escrow Agent the officers, employees or agents designated on Schedule I attached hereto as Authorized Person with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent.. Such Schedule I may be amended and updated by written notice to Escrow Agent with a copy to the other party to this Agreement provided that failure to furnish such copy shall not effect the validity of such notice to the Escrow Agent. Escrow Agent shall be entitled to rely on such original or amended Schedule I with respect to any party until a new Schedule I is furnished by such party to Escrow Agent.

        Section 18.  Consent to Jurisdiction.  Each of the parties hereto hereby irrevocably agrees that any action, suit or proceedings against any of them by any of the other aforementioned parties with respect to this Agreement shall be brought before the jurisdiction of any federal or state court of competent jurisdiction located in Los Angeles, California to trial by jury and to assert counterclaims in any such proceedings. Each party hereto further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by registered or certified mail, return receipt requested, in the manner provided for herein. Each party hereto hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on improper venue or forum non conveniens or any similar basis.

        Section 19.  Disputes.  ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES CONCERNING THIS AGREEMENT AND ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH (COLLECTIVELY, “CLAIMS” AND INDIVIDUALLY, A “CLAIM”), INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE PARTIES SHALL EQUALLY BEAR THE FEES AND EXPENSES OF THE REFEREE UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION. THE REFEREE SHALL DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, LEGALITY AND ENFORCEABILITY OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT ONE CONSEQUENCE OF A REFERENCE IS THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY.

        Section 20.  Withholding Forms.  Due to the requirement that all escrow accounts have Taxpayer Identification Numbers documented by appropriate W-8 or W-9 forms, Escrow Agent shall promptly provide such forms to MSO and Representative, and MSO and Representative shall return the appropriate form to Escrow Agent, duly completed and signed, within five (5) days of receipt thereof. MSO and Representative acknowledge that failure to provide such forms may prevent or delay disbursement of the Escrow Funds hereunder.

        Section 21.  Miscellaneous.

               (a)     The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

               (b)     This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

               (c)     Each party hereby represents and warrants (s) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by it does not and will not violate any applicable law or regulation.

               (d)     The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MSO Holdings, Inc.
By /s/ Steven Straus
Name: Steven Straus
Title: President
Commonwealth Associates, L.P.
By /s/ Robert A. O'Sullivan
Name: Robert A. O'Sullivan
Title: CEO/President
UNION BANK OF CALIFORNIA, N.A.
as Escrow Agent
By /s/ Lorraine McIntire
Name: Lorraine McIntire
Title: Vice President

[Signature Page to Escrow Agreement}

SCHEDULE I

Authorized Representatives

Name	Title	Specimen Signature
Thomas M. Mason	MSO Holdings, Inc.	/s/ Thomas Mason
Chief Financial Officer
Carl Kleidman	Commonwealth Associates, L.P.	/s/ Carl Kleidman
Managing Director

I-1

SCHEDULE II

ESCROW AGENT COMPENSATION

UNION BANK OF CALIFORNIA, N.A.
CORPORATE TRUST SERVICES

Schedule of Fees
for
Escrow Agent Services

Escrow Agreement
among
MSO Holdings, Inc.,
Commonwealth Associates, L.P.,
and
Union Bank of California, N.A.

Acceptance and Set-up Fee:	$1,000.00
(Due and payable on the closing date.)
Annual Escrow Administration Fee:	$3,000.00
(First year's fee is due and payable in advance on the closing date)
Legal Counsel Fee:	No Charge
(use of Union Bank in-house legal counsel)
Transactional Charges:
Disbursements / wires (each):	$ 35.00
Investments (per sale/purchase/transfer):	$ 60.00
Out-of-Pocket Expenses:	As Invoiced
Extraordinary Services:	By Appraisal

Fees subject to acceptance and review by Union Bank of California, N.A.. of all documents pertaining to this transaction. If we are called upon to perform additional services such as tax reporting, paying agent, or any services not described above, an extra charge may apply.

II-1